UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 12, 2021
_____________________________________________________

LEE ENTERPRISES, INCORPORATED
(Exact name of Registrant as specified in its charter)
_______________________________________________________________________

Delaware (State of Incorporation)	1-6227 (Commission File Number)	42-0823980 (I.R.S. Employer Identification No.)

4600 E. 53rd Street, Davenport, IA 52807
(Address of Principal Executive Offices)

(563) 383-2100
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	LEE	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, at the Lee Enterprises, Incorporated (the “Company”) annual meeting of shareholders held on February 25, 2021, the shareholders of the Company granted the Company’s Board of Directors (the “Board”) discretionary authority to effect a reverse stock split of the Company’s Common Stock.

Pursuant to such authority granted by the Company’s shareholders, on February 25, 2021, the Board approved a one-for-ten (1:10) reverse stock split (the “Reverse Stock Split”) of the Company’s Common Stock and the filing of a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Amendment”) to effectuate the Reverse Stock Split. The Amendment was filed with the Secretary of State of the State of Delaware and the Reverse Stock Split was effective in accordance with the terms of the Amendment on 5:00 p.m. Eastern Time on March 12, 2021 (the “Effective Time”). The Amendment provides that, at the Effective Time, every 10 shares of the Company’s issued and outstanding Common Stock are automatically combined into one issued and outstanding share of Common Stock, without change in the par value per share.

As a result of the Reverse Stock Split, the number of authorized shares of Common Stock have been reduced from 120 million shares to 12 million shares of Common Stock and the number of authorized shares of Class B Common Stock have been reduced from 30 million shares to 3 million shares of Class B Common Stock.

Fractional shares will be issued in connection with the Reverse Stock Split to the extent permissible under the rules of any applicable securities depository or other settlement system. To the extent fractional shares resulting from the Reverse Stock Split are not permitted by the rules of any applicable securities depository or other settlement system, those fractional shares shall be rounded up to the nearest whole share.

The foregoing description of the Certificate of Amendment is a summary of the material terms thereof, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On March 9, 2021, the Company filed a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effectuate a one-for-ten reverse stock split of its Common Stock (the “Reverse Stock Split”). The Reverse Stock Split took effect at 5:00 p.m. Eastern Time on March 12, 2021, and the Company’s Common Stock will open for trading on the New York Stock Exchange on March 15, 2021.

As a result of the Reverse Stock Split, every 10 shares of the Company’s Common Stock issued and outstanding prior to the opening of trading on March 15, 2021, are consolidated into one issued and outstanding share, with no change in the par value per share. Fractional shares will be issued in connection with the Reverse Stock Split to the extent permissible under the rules of any applicable securities depository or other settlement system. To the extent fractional shares resulting from the Reverse Stock Split are not permitted by the rules of any applicable securities depository or other settlement system, those fractional shares shall be rounded up to the nearest whole share.

As a result of the Reverse Stock Split, the number of authorized shares of Common Stock have been reduced from 120 million shares to 12 million shares of Common Stock and the number of authorized shares of Class B Common Stock have been reduced from 30 million shares to 3 million shares of Class B Common Stock.

Safe Harbor

The information provided in this Report and attached Exhibits may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipates,” “plans,” “expects,” “intends,” “will,” “potential,” “hope” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in report relating to the Company may be found in the Company’s periodic filings with the Commission, including the factors described in the sections entitled “Risk Factors,” copies of which may be obtained from the SEC’s website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements contained in this Report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as part of this Report.

3.1 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Lee Enterprises, Incorporated, effective as of March 12, 2021

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: March 12, 2021	By:	/s/ Timothy R. Millage
Timothy R. Millage
Vice President, Chief Financial Officer and Treasurer

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